Exhibit 99.7

INTERPOOL, INC.

DTC Participant Oversubscription Exercise Form

           This form is to be used only by the Depository Trust Company ("DTC") participants to exercise the Oversubscription Right in respect of Subscription Rights with respect to which the Basic Subscription Right was exercised and delivered through the facilities of DTC. All other exercises of Oversubscription Rights must be effected by the delivery of Subscription Rights Certificate(s).

           The terms and conditions of the Offering are set forth in the Prospectus dated November __, 2002 (the "Prospectus") of Interpool, Inc. (the "Company") and are available upon request from The Altman Group, Inc., the Information Agent (telephone (800) 206-0007), and American Stock Transfer & Trust Company, the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Prospectus.

           VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON December __, 2002, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON January __, 2002 (IN EITHER CASE, THE "EXPIRATION TIME").

           1.     The undersigned hereby certifies to the Company and American Stock Transfer & Trust Company, as the Subscription Agent, that it is a participant in DTC and that it has either (a) exercised the Basic Subscription Right in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Right and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

           2.     The undersigned hereby exercises the Oversubscription Right to purchase, to the extent available, Debentures and certifies to the Company and the Subscription Agent that such Oversubscription Right is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Right has been exercised in full. A true and correct Nominee Holder Oversubscription Certification has been completed and is enclosed herewith.

           3.     The undersigned understands that payment of the Subscription Price of $_____ per Debenture subscribed for pursuant to the Oversubscription Right must be received by the Subscription Agent before the Expiration Time and represents that such payment, in the aggregate amount of $___________________, either (check appropriate box):

           [_]     has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above,

           [_]     is being delivered to the Subscription Agent herewith,

          or

           [_]     has been delivered separately to the Subscription Agent;

           and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

           [_]     Wire transfer of funds directed to American Stock Transfer & Trust Company

                     Name of transferor institution_______________________________________________

                     Date of transfer _______________________________________________

                     Federal Reference Number _______________________________________

[_]

Uncertified check payable to American Stock Transfer & Trust Company (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

[_]	Certified check payable to American Stock Transfer & Trust Company

[_]	Bank draft payable to American Stock Transfer & Trust Company

[_]	Money order payable to American Stock Transfer & Trust Company

DATE AND SIGN HERE: By: Name: Title:	DTC Basic Subscription Confirmation Number

Dated: , 2002	DTC Participant Number

Name of DTC Participant

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION RIGHT PURSUANT HERETO MUST ALSO SUBMIT THE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A TO THE SUBSCRIPTION AGENT.